State of Delaware
Secretary of State
Division of Corporations
Delivered 05:07 PM 06/25/2007
FILED 05:01 PM 06/25/2007
SRV 070748075 - 2445110 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POWER EFFICIENCY CORPORATION

(Under Section 101 of the General Corporation Law of the State of Delaware.)

The undersigned, in order to form a corporation for the purposes hereinafter stated pursuant to the provisions of the General Corporation Law of the State of Delaware, does HEREBY CERTIFY AS FOLLOWS:

ARTICLE FIRST

NAME

1.1 The name of the corporation (hereinafter called the "Corporation") is

POWER EFFICIENCY CORPORATION

ARTICLE SECOND

NAME AND ADDRESS OF REGISTERED AGENT

2.1 The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, and zip code 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

ARTICLE THIRD

NATURE OF BUSINESS

3.1 The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOURTH

CAPITAL STOCK

4.1 Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares, which are to be divided into two classes as follows:

- 140,000,000 shares of Common Stock, par value $.001 per share; and
- 10,000,000 shares of Preferred Stock, par value $.001 per share.

4.2 Designation of Relative Rights, Preferences and Qualifications of Preferred Stock. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance from time to time in one or more series of any number of the shares of Preferred Stock, and, by filing a certificate pursuant to the Delaware Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

(g) The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase or redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

(h) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

(i) Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.3 Status of Redeemed Shares of Preferred Stock. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

4.4 Common Stock Voting Rights. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

4.5 Common Stock Dividends. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the .resolution

or resolutions providing for the issue of any series of Preferred Stock; the holders of Common Stock shall be entitled, to the exclusion of the holders of preferred stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

4.6 Rights of Common Stock Upon Liquidation, Etc. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

4.7 Changes in Authorized Capital Stock.

(a) The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

(b) The number of outstanding shares of Common Stock may be subjected to a reverse stock split by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote so that the shareholders of the Common Stock shall receive one share of Common Stock for every seven shares of Common Stock owned by such shareholder prior to the reverse stock split.

ARTICLE FIFTH

MANAGEMENT

5.1 The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Board of Directors of the Corporation shall have at all times at least one (1) director. The number of directors shall be determined in the manner provided in the By-Laws.

ARTICLE SIXTH

DURATION OF EXISTENCE

6.1 The Corporation is to have perpetual existence.

ARTICLE SEVENTH

POWERS OF THE BOARD OF DIRECTORS

7.1 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation without the assent or vote of the stockholders.

ARTICLE EIGHTH

ELECTION OF DIRECTORS

8.1 Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

8.2 Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE NINTH

LIABILITY OF DIRECTORS

9.1 A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) For any breach of the director's duty of loyalty to the Corporation or its stockholders,

(ii) For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or the law,

(iii) Under Section 174 of the General Corporation Law of Delaware, or

(iv) For any transaction from which the director derived an improper personal benefit.

9.2 If the General Corporation Law of Delaware is amended, changed or modified to authorize corporate action further eliminating or limiting the personal liability of directors to the Corporation, its stockholders or third parties, then the liability of the director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended, changed or modified. Any repeal, amendment or modification of the provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation relating to claims arising in connection with events which took place prior to the date of such repeal, amendment or modification.

ARTICLE TENTH

INDEMNIFICATION

10.1 The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (i) is or was a director or officer of the Corporation or, (ii) as, a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the General Corporation Law of Delaware and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in Section 10.2 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

10.2 Any indemnification or advancement of expenses required under this Article shall be made promptly and in any event within sixty (60) days, upon the written request of the person entitled thereto. If a determination by the Corporation that the person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, of if payment in full pursuant to such request is not made within sixty (60) days, the right to indemnification and advancement of expenses as granted by this Article shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of expenses pursuant to this Article where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

10.3 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article Tenth shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

10.4 The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, the General Corporation Law of Delaware or otherwise.

10.5 If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated, by the General Corporation Law of Delaware or by any other applicable law.

ARTICLE ELEVENTH

COMPROMISE WITH CREDITORS

11.1 Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, in a summary fashion, upon the application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

ARTICLE TWELFTH

CERTAIN BUSINESS COMBINATIONS

12.1 The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware, as amended from time to time, relating to business combinations with interested stockholders.

IN WITNESS WHEREOF, I have caused this Amended and Restated Certificate of Incorporation to be signed on this 25th day of June, 2007.

/s/ John (BJ) Lackland

John (BJ) Lackland, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:05 PM 10/22/2007
FILED 04:05 PM 10/22/2007
SRV 071141679 - 2445110 FILE

CERTIFICATE ELIMINATING REFERENCE TO A SERIES OF SHARES OF STOCK FROM THE CERTIFICATE OF INCORPORATION

OF

POWER EFFICIENCY CORPORATION

(Pursuant to Section 151 (g) of the Delaware General Corporation Law)

Power Efficiency Corporation (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. The name of the corporation is Power Efficiency Corporation

2. The designation of the series of shares of stock of the corporation to which this certificate relates is Series A 1 and Series A 2 Preferred Stock

3. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of said series of shares of preferred stock were provided for in a resolution adopted by the Board of Directors of the corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the corporation. A certificate setting forth said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware.

4. The Board of Directors of the corporation has adopted the following resolution:

> WHEREAS, none of the authorized shares of Series A-1 or Series A-2 stock of the corporation are outstanding; and
>
> WHEREAS, none of said series of shares of stock will be issued; and
>
> WHEREAS, the corporation wishes to eliminate the Series A-1 and Series A-2 preferred stock of the corporation.
>
> NOW THEREFORE, BE IT RESOLVED, that none of the authorized shares of stock of the corporation of the series designated are outstanding, and
>
> FURTHER RESOLVED, that none of said series of shares of stock of

the corporation will be issued, and

FURTHER RESOLVED, that the proper officers of the corporation be and hereby are authorized and directed to file a certificate setting forth this resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151 (g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the certificate of incorporation of the corporation all reference to said series of shares of stock.

Executed on this 22nd day of October, 2007.

Steve Strasser
Chairman and Chief Executive Officer

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK OF

POWER EFFICIENCY CORPORATION

Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned, Steven Z. Strasser, the duly elected and acting Chief Executive Officer of Power Efficiency Corporation (the "**Company**") hereby certifies that the Board of Directors of the Company (the "**Board**") duly approved the following Certificate of Designation of Series B Convertible Preferred Stock of the Company on October 22, 2007, and that the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.0001 per share, of the Company (the "**Preferred Stock**"). The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series B Convertible Preferred Stock are as described in the following resolution, duly adopted by the Board of Directors of the Company.

WHEREAS, the Certificate of Incorporation of the Company authorizes a class (or classes) of up to ten million (10,000,000) shares of Preferred Stock, and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock:

WHEREAS, it is the desire of the Board of Directors to fix and determine the rights, preferences, privileges, restrictions and other matters relating to one hundred forty thousand (140,000) shares of Series B Convertible Preferred Stock of the Company ("**Series B Stock**").

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series B Stock:

A. **Authorized Number.** One hundred forty thousand (140,000) of the authorized shares of Preferred Stock are hereby designated "Series B Convertible Preferred Stock" ("**Series B Stock**"), having a "**Stated Value**" of Fifty Dollars and No Cents ($50.00) per share.

B. **Designation.** The rights, preferences, privileges, restrictions and other matters relating to Series B Stock are as follows:

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:12 PM 10/24/2007
FILED 02:12 PM 10/24/2007
SRV 071150773 - 2445110 FILE

1. **Dividend Rights.** Holders of Series B Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% of the Stated Value per annum, payable annually on November 1, beginning on November 1, 2008 and on each Conversion Date (as defined below), only with respect to Preferred Stock being converted (each such date, a "**Dividend Payment Date**") (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or a combination thereof (the amount to be paid in shares of Common Stock, the "**Dividend Share Amount**"). The form of dividend payments shall be determined by the Company, in its sole discretion, with the value of each share of Common Stock payable as a dividend based on the closing price of the Common Stock on the trading day immediately prior to the Dividend Payment Date. Dividends on the Series B Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the date such Series B Stock is issued, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the holders of Series B Stock based upon the number of shares of Series B Stock held by each holder on such Dividend Payment Date.

2. **Voting Rights.** Except as otherwise required by law, the Series B Stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of shares of Common Stock upon the following basis: each holder of shares of Series B Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series B Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the Company shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding shares of Series B Stock, voting as a separate class:

(a) issue or create any series or class of equity securities with rights superior to the Series B Stock or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Series B Stock so as to make the rights or preferences of such series or class senior to the Series B Stock; or

(b) amend, alter, or repeal the preferences, special rights, or other powers of the Series B Stock so as to adversely effect the holders of the Series B Stock.

3. **Liquidation Rights.**

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other stock of the Company, the holders of Series B Stock shall be entitled to be paid out of the assets of the Company, *pari passu* with any other series of preferred stock equal to the Series B Stock, an amount per share of Series B Stock equal to the Stated Value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series B Stock for each share of Series B Stock held by them.

(b) After the payment of the full liquidation preference of the Series B Stock as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of any preferred stock junior to the Series B Stock, if any, and then to the holders of Common Stock in an amount equal to the amount that would have been distributed to the holders of Series B Stock pursuant to Section 3(a) hereof had the holders of Series B Stock converted all Series B Stock into Common Stock prior to the distribution date and then to the holders of Common Stock and Series B Stock, on an as converted basis.

(c) The following events shall be considered "liquidation" for purposes of this Section 3:

(i) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "**Acquisition**"); or

(ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "**Asset Transfer**").

(d) If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series B Stock of the liquidation preferences set forth in Section 3(a), then such assets shall be distributed among the holders of Series B Stock and any holders of any other preferred stock equal to the

Series B Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

4. **Redemption.** There shall be no obligation on the part of the Company to redeem any shares of Series B Stock nor on the part of any holder thereof to submit any such shares for redemption.

5. **Conversion Rights; Adjustments.**

The holders of Series B Stock shall have the following rights with respect to the conversion of Series B Stock into shares of Common Stock (the "**Conversion Rights**"):

(a)**Optional Conversion.** Subject to and in compliance with the provisions of this Section 5, any shares of Series B Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series B Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series B Stock Conversion Rate (as defined below) then in effect by the number of shares of Series B Stock being converted.

(b)**Mandatory Conversion.** In the event the average closing price of the Common Stock for any ten day period equals or exceeds $1.00 per share, each share of Series B Stock shall automatically be converted into shares of Common Stock, based on the then effective Series B Stock Conversion Price (as defined below), on the trading day immediately following such ten day period. Upon such automatic conversion, any accrued but unpaid dividends shall be paid in accordance with the provisions of Section 1 hereof. Upon such automatic conversion, the outstanding shares of Series B Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; *provided, however*, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(c)**Conversion Rate.** The conversion rate in effect at any time for conversion of the Series B Stock (the "**Series B Stock Conversion Rate**") shall be the quotient obtained by dividing the Stated Value by the Series B Stock Conversion Price (as defined below).

(d)**Conversion Price.** The conversion price for Series B Stock (the "**Series B Stock Conversion Price**") shall initially be No Dollars and Fifty Cents ($0.50) per share. Such initial Series B Stock Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to Series B Stock Conversion Price herein shall mean the Series B Stock Conversion Price as so adjusted.

(e)**Fractional Shares.** No fractional shares of Common Stock shall be issued upon conversion of Series B Stock. In lieu thereof, any fractional shares to which any holder of Series B Stock is entitled shall be rounded up or down to the nearest whole share.

(f)**Reservation of Stock Issuable Upon Conversion.** The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g)**Notices.** Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(h)**Mechanics of Conversion.** Each holder of Series B Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series B Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), as determined by the Board in its sole discretion, any accrued but unpaid dividends on the shares of Series B Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date (the "**Conversion Date**").

(i)**Adjustment for Stock Splits and Combinations.** If the Company shall at any time or from time to time after the date that the first share of Series B Stock is issued (the "**Series B Original Issue Date**") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series B Stock, the Series B Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series B Stock, the Series B Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(j) **Adjustment for Common Stock Dividends and Distributions.** If the Company at any time or from time to time after the

Series B Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; *provided, however*, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Stock Conversion Price shall be adjusted pursuant to this Section 5(j) to reflect the actual payment of such dividend or distribution.

(k) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Series B Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series B Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series B Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series B Stock or with respect to such other securities by their terms.

(l) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series B Original Issue Date, Common Stock issuable upon the conversion of Series B Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for

elsewhere in this Section 5), in any such event each holder of Series B Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(m) **Reorganizations, Mergers, Consolidations or Sales of Assets.** If at any time or from time to time after the Series B Original Issue Date, there is a capital reorganization of Common Stock (other than an Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of Series B Stock shall thereafter be entitled to receive upon conversion of Series B Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series B Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(n) **Certificate of Adjustment.** In each case of an adjustment or readjustment of the Series B Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series B Stock, if Series B Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series B Stock Conversion Price at the time in effect, (3) the number of additional shares of Common Stock and (4) the type and amount, if

any, of other property which at the time would be received upon conversion of the Series B Stock.

(o) **Notices of Record Date.** Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. The failure to give such notice as provided for herein shall not invalidate the action taken.

6. **No Reissuance of Series B Stock.** No share or shares of Series B Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

7. **No Preemptive Rights.** No stockholders of the Company, including, without limitation, the holders of Series B Stock, shall have preemptive rights.

8. **Amendment.** The Company shall not, without first obtaining the approval of the holders of not less than a majority of the voting power of the then outstanding Series B Stock amend this Certificate so as to materially and adversely alter or change the powers, rights, preferences or privileges of the Series B Stock.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series B Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary on this 23rd day of October, 2007.

By: Steven Z. Strasser
Chief Executive Officer

By: John (BJ) Lackland
Secretary

{00059319.DOC 7}

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 08/10/2009
FILED 05:45 PM 08/10/2009
SRV 090767685 - 2445110 FILE

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES C CONVERTIBLE PREFERRED STOCK OF

POWER EFFICIENCY CORPORATION

Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned, Steven Z. Strasser, the duly elected and acting Chief Executive Officer of Power Efficiency Corporation (the "**Company**") hereby certifies that the Board of Directors of the Company (the "**Board**") duly approved the following Certificate of Designation of Series C Convertible Preferred Stock of the Company on July 23, 2009, and that the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.0001 per share, of the Company (the "**Preferred Stock**"). The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series C Convertible Preferred Stock are as described in the following resolution, duly adopted by the Board of Directors of the Company.

WHEREAS, the Certificate of Incorporation of the Company authorizes a class (or classes) of up to ten million (10,000,000) shares of Preferred Stock, and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock;

WHEREAS, it is the desire of the Board of Directors to fix and determine the rights, preferences, privileges, restrictions and other matters relating to one hundred twenty five thousand (125,000) shares of Series C Convertible Preferred Stock of the Company ("**Series C Stock**").

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series C Stock:

A. Authorized Number. One hundred twenty-five thousand (125,000) of the authorized shares of Preferred Stock are hereby designated "Series C Convertible Preferred Stock" ("**Series C Stock**"), having a "**Stated Value**" of Forty Dollars and No Cents ($40.00) per share.

B. Designation. The rights, preferences, privileges, restrictions and other matters relating to Series C Stock are as follows:

1. **Dividend Rights.** Holders of Series C Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% of the Stated Value per annum, payable annually on August 7, beginning on August 7, 2010 and on each Conversion Date (as defined below), only with respect to Preferred Stock being converted (each such date, a "**Dividend Payment Date**") (if any Dividend Payment Date is not a trading day, the applicable payment shall be due on the next succeeding trading day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or a combination thereof (the amount to be paid in shares of Common Stock, the "**Dividend Share Amount**"). The form of dividend payments shall be determined by the Company, in its sole discretion, with the value of each share of Common Stock payable as a dividend based on the VWAP of the Common Stock on the trading day immediately prior to the Dividend Payment Date. Dividends on the Series C Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the date such Series C Stock is issued, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the holders of Series C Stock based upon the number of shares of Series C Stock held by each holder on such Dividend Payment Date.

For the purposes of this section, "VWAP" shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the common stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the common stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the purchasers of a majority in interest of the shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2. Voting Rights. Except as otherwise required by law, the Series C Stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of shares of Common Stock upon the following basis: each holder of shares of Series C Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series C Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the Company shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding shares of Series C Stock, voting as a separate class:

(a) issue or create any series or class of equity securities with rights superior to the Series C Stock or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Series C Stock so as to make the rights or preferences of such series or class senior to the Series C Stock; or

(b) amend, alter, or repeal the preferences, special rights, or other powers of the Series C Stock so as to adversely effect the holders of the Series C Stock.

3. Liquidation Rights.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock of the Company, the holders of Series C Stock shall be entitled to be paid out of the assets of the Company, *pari passu* with any other series of preferred stock, an amount per share of Series C Stock equal to the Stated Value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series C Stock for each share of Series C Stock held by them.

(b) After the payment of the full liquidation preference of the Series C Stock as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of any preferred stock junior to the Series C Stock, if any, and then to the holders of Common Stock in an amount equal to the amount that would have been distributed to the holders of Series C Stock pursuant to Section 3(a) hereof had the holders of Series C Stock converted all Series C Stock into Common Stock prior to the distribution date and then to the holders of Common Stock and Series C Stock, on an as converted basis.

(c) The following events shall be considered "liquidation" for purposes of this Section 3:

(i) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "**Acquisition**"); or

(ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "**Asset Transfer**").

(d) If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Stock of the liquidation preferences set forth in Section 3(a), then such assets shall be distributed among the holders of Series C Stock and any holders of any other preferred stock equal to the Series C Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

4. **Redemption.** There shall be no obligation on the part of the Company to redeem any shares of Series C Stock nor on the part of any holder thereof to submit any such shares for redemption.

5. **Conversion Rights; Adjustments.**

The holders of Series C Stock shall have the following rights with respect to the conversion of Series C Stock into shares of Common Stock (the "**Conversion Rights**"):

(a) **Optional Conversion.** Subject to and in compliance with the provisions of this Section 5, any shares of Series C Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series C Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series C Stock Conversion Rate (as defined below) then in effect by the number of shares of Series C Stock being converted.

(b) **Mandatory Conversion.** In the event the average closing price of the Common Stock for any ten day period equals or exceeds $1.00 per share, each share of Series C Stock shall automatically be converted into shares of Common Stock, based on the then effective Series C Stock Conversion Price (as defined below), on the trading day immediately following such ten day period. Upon such automatic conversion, any accrued but unpaid dividends shall be paid in accordance with the provisions of Section 1 hereof. Upon such automatic conversion, the outstanding shares of Series C Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; *provided, however*, the Company shall

not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(c) Conversion Rate. The conversion rate in effect at any time for conversion of the Series C Stock (the "**Series C Stock Conversion Rate**") shall be the quotient obtained by dividing the Stated Value by the Series C Stock Conversion Price (as defined below).

(d) Conversion Price. The conversion price for Series C Stock (the "**Series C Stock Conversion Price**") shall initially be No Dollars and Forty Cents ($0.40) per share. Such initial Series C Stock Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to Series C Stock Conversion Price herein shall mean the Series C Stock Conversion Price as so adjusted.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series C Stock. In lieu thereof, any fractional shares to which any holder of Series C Stock is entitled shall be rounded up or down to the nearest whole share.

(f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(h) Mechanics of Conversion. Each holder of Series C Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the

Company or any transfer agent for Series C Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series C Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), as determined by the Board in its sole discretion, any accrued but unpaid dividends on the shares of Series C Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series C Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date (the "**Conversion Date**").

(i) **Adjustment for Stock Splits and Combinations.** If the Company shall at any time or from time to time after the date that the first share of Series C Stock is issued (the "**Series C Original Issue Date**") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series C Stock, the Series C Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series C Stock, the Series C Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(j) **Adjustment for Common Stock Dividends and Distributions.** If the Company at any time or from time to time after the Series C Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series C Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series C Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; *provided, however*, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Stock Conversion Price shall be adjusted pursuant to this Section 5(j) to reflect the actual payment of such dividend or distribution.

(k) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Series C Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series C Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series C Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series C Stock or with respect to such other securities by their terms.

(l) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series C Original Issue Date, Common Stock issuable upon the conversion of Series C Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series C Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series C Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(m) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Series C Original Issue Date, there is a capital reorganization of Common Stock (other than an Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of Series C Stock shall thereafter be entitled to receive upon conversion of Series C Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series C Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series C Stock Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(n) **Certificate of Adjustment.** In each case of an adjustment or readjustment of the Series C Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series C Stock, if Series C Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series C Stock Conversion Price at the time in effect, (3) the number of additional shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series C Stock.

(o) **Notices of Record Date.** Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series C Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. The failure to give such notice as provided for herein shall not invalidate the action taken.

6. **No Reissuance of Series C Stock.** No share or shares of Series C Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

7. **No Preemptive Rights.** No stockholders of the Company, including, without limitation, the holders of Series C Stock, shall have preemptive rights.

8. **Amendment.** The Company shall not, without first obtaining the approval of the holders of not less than a majority of the voting power of the then outstanding Series C Stock amend this Certificate so as to materially and adversely alter or change the powers, rights, preferences or privileges of the Series C Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series C Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary on this 6th day of August, 2009.

By: Steven Z. Strasser
Chief Executive Officer

By: John (BJ) Lackland
Secretary

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES C-1 CONVERTIBLE PREFERRED STOCK OF

POWER EFFICIENCY CORPORATION

Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned, Steven Z. Strasser, the duly elected and acting Chief Executive Officer of Power Efficiency Corporation (the "**Company**") hereby certifies that the Board of Directors of the Company (the "**Board**") duly approved the following Certificate of Designation of Series C-1 Convertible Preferred Stock of the Company on November 18, 2009, and that the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Company expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.0001 per share, of the Company (the "**Preferred Stock**"). The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series C-1 Convertible Preferred Stock are as described in the following resolution, duly adopted by the Board of Directors of the Company.

WHEREAS, the Certificate of Incorporation of the Company authorizes a class (or classes) of up to ten million (10,000,000) shares of Preferred Stock, and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock;

WHEREAS, it is the desire of the Board of Directors to fix and determine the rights, preferences, privileges, restrictions and other matters relating to One Hundred Seventy Five Thousand (175,000) shares of Series C-1 Convertible Preferred Stock of the Company ("**Series C-1 Stock**").

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series C-1 Stock:

A. **Authorized Number.** One Hundred Seventy Five Thousand (175,000) of the authorized shares of Preferred Stock are hereby designated "Series C-1 Convertible Preferred Stock" ("**Series C-1 Stock**"), having a "**Stated Value**" of Forty Dollars and No Cents ($40.00) per share.

B. **Designation.** The rights, preferences, privileges, restrictions and other matters relating to Series C-1 Stock are as follows:

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:39 AM 12/18/2009
FILED 09:38 AM 12/18/2009
SRV 091114821 - 2445110 FILE

1. Dividend Rights. Holders of Series C-1 Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% of the Stated Value per annum, payable annually on December 10, beginning on December 10, 2010 and on each Conversion Date (as defined below), only with respect to Preferred Stock being converted (each such date, a "**Dividend Payment Date**") (if any Dividend Payment Date is not a trading day, the applicable payment shall be due on the next succeeding trading day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or a combination thereof (the amount to be paid in shares of Common Stock, the "**Dividend Share Amount**"). The form of dividend payments shall be determined by the Company, in its sole discretion, with the value of each share of Common Stock payable as a dividend based on the VWAP of the Common Stock on the trading day immediately prior to the Dividend Payment Date. Dividends on the Series C-1 Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the date such Series C-1 Stock is issued, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the holders of Series C-1 Stock based upon the number of shares of Series C-1 Stock held by each holder on such Dividend Payment Date.

For the purposes of this section, "VWAP" shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the common stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the common stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the purchasers of a majority in interest of the shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2. **Voting Rights.** Except as otherwise required by law, the Series C-1 Stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of shares of Common Stock upon the following basis: each holder of shares of Series C-1 Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series C-1 Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the Company shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding shares of Series C-1 Stock, voting as a separate class:

(a) issue or create any series or class of equity securities with rights superior to the Series C-1 Stock or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Series C-1 Stock so as to make the rights or preferences of such series or class senior to the Series C-1 Stock; or

(b) amend, alter, or repeal the preferences, special rights, or other powers of the Series C-1 Stock so as to adversely effect the holders of the Series C-1 Stock.

3. **Liquidation Rights.**

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock of the Company, the holders of Series C-1 Stock shall be entitled to be paid out of the assets of the Company, *pari passu* with any other series of preferred stock, an amount per share of Series C-1 Stock equal to the Stated Value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series C-1 Stock for each share of Series C-1 Stock held by them.

(b) After the payment of the full liquidation preference of the Series C-1 Stock as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of any preferred stock junior to the Series C-1 Stock, if any, and then to the holders of Common Stock in an amount equal to the amount that would have been distributed to the holders of Series C-1 Stock pursuant to Section 3(a) hereof had the holders of Series C-1 Stock converted all Series C-1 Stock into Common Stock prior to the distribution date and then to the holders of Common Stock and Series C-1 Stock, on an as converted basis.

(c) The following events shall be considered "liquidation" for purposes of this Section 3:

(i) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "**Acquisition**"); or

(ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "**Asset Transfer**").

(d) If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series C-1 Stock of the liquidation preferences set forth in Section 3(a), then such assets shall be distributed among the holders of Series C-1 Stock and any holders of any other preferred stock equal to the Series C-1 Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

4. **Redemption.** There shall be no obligation on the part of the Company to redeem any shares of Series C-1 Stock nor on the part of any holder thereof to submit any such shares for redemption.

5. **Conversion Rights; Adjustments.**

The holders of Series C-1 Stock shall have the following rights with respect to the conversion of Series C-1 Stock into shares of Common Stock (the "**Conversion Rights**"):

(a) **Optional Conversion.** Subject to and in compliance with the provisions of this Section 5, any shares of Series C-1 Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series C-1 Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series C-1 Stock Conversion Rate (as defined below) then in effect by the number of shares of Series C-1 Stock being converted.

(b) **Mandatory Conversion.** In the event the average closing price of the Common Stock for any ten day period equals or exceeds $1.00 per share, each share of Series C-1 Stock shall automatically be converted into shares of Common Stock, based on the then effective Series C-1 Stock Conversion Price (as defined below), on the trading day immediately following such ten day period. Upon such automatic conversion, any accrued but unpaid dividends shall be paid in accordance with the provisions of Section 1 hereof. Upon such automatic conversion, the outstanding shares of Series C-1 Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are

surrendered to the Company or its transfer agent; *provided, however*, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C-1 Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(c) Conversion Rate. The conversion rate in effect at any time for conversion of the Series C-1 Stock (the "**Series C-1 Stock Conversion Rate**") shall be the quotient obtained by dividing the Stated Value by the Series C-1 Stock Conversion Price (as defined below).

(d) Conversion Price. The conversion price for Series C-1 Stock (the "**Series C-1 Stock Conversion Price**") shall initially be No Dollars and Thirty Cents ($0.30) per share from the date of its issuance to the date that is the first anniversary of its issuance and thereafter shall be No Dollars and Forty Cents ($0.40) per share. Such Series C-1 Stock Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to Series C-1 Stock Conversion Price herein shall mean the Series C-1 Stock Conversion Price as so adjusted.

(e) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series C-1 Stock. In lieu thereof, any fractional shares to which any holder of Series C-1 Stock is entitled shall be rounded up or down to the nearest whole share.

(f) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C-1 Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C-1 Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C-1 Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(h) **Mechanics of Conversion.** Each holder of Series C-1 Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series C-1 Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series C-1 Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), as determined by the Board in its sole discretion, any accrued but unpaid dividends on the shares of Series C-1 Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series C-1 Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date (the "**Conversion Date**").

(i) **Adjustment for Stock Splits and Combinations.** If the Company shall at any time or from time to time after the date that the first share of Series C-1 Stock is issued (the "**Series C-1 Original Issue Date**") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series C-1 Stock, the Series C-1 Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series C-1 Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series C-1 Stock, the Series C-1 Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(j) **Adjustment for Common Stock Dividends and Distributions.** If the Company at any time or from time to time after the Series C-1 Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series C-1 Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series C-1 Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; *provided, however*, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C-1 Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C-1 Stock Conversion

Price shall be adjusted pursuant to this Section 5(j) to reflect the actual payment of such dividend or distribution.

(k) **Adjustments for Other Dividends and Distributions.** If the Company at any time or from time to time after the Series C-1 Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series C-1 Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series C-1 Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series C-1 Stock or with respect to such other securities by their terms.

(l) **Adjustment for Reclassification, Exchange and Substitution.** If at any time or from time to time after the Series C-1 Original Issue Date, Common Stock issuable upon the conversion of Series C-1 Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series C-1 Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series C-1 Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(m) **Reorganizations, Mergers, Consolidations or Sales of Assets.** If at any time or from time to time after the Series C-1 Original Issue Date, there is a capital reorganization of Common Stock (other than an Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of Series C-1 Stock shall thereafter be entitled to receive upon conversion of Series C-1 Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series C-1 Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series C-1 Stock Conversion Price then in effect

and the number of shares issuable upon conversion of the Series C-1 Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(n) **Certificate of Adjustment.** In each case of an adjustment or readjustment of the Series C-1 Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series C-1 Stock, if Series C-1 Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C-1 Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series C-1 Stock Conversion Price at the time in effect, (3) the number of additional shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series C-1 Stock.

(o) **Notices of Record Date.** Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series C-1 Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. The failure to give such notice as provided for herein shall not invalidate the action taken.

6. **No Reissuance of Series C-1 Stock.** No share or shares of Series C-1 Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

7. **No Preemptive Rights.** No stockholders of the Company, including, without limitation, the holders of Series C-1 Stock, shall have preemptive rights.

8. **Amendment.** The Company shall not, without first obtaining the approval of the holders of not less than a majority of the voting power of the then outstanding Series C-1 Stock amend this Certificate so as to materially and adversely alter or change the powers, rights, preferences or privileges of the Series C-1 Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series C-1 Convertible Preferred Stock to be duly executed by its Chief Executive Officer and attested to by its Secretary on this 8th day of December, 2009.

By: Steven Z. Strasser
Chief Executive Officer

By: John (BJ) Lackland
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:23 PM 05/26/2010
FILED 03:03 PM 05/26/2010
SRV 100578493 - 2445110 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
POWER EFFICIENCY CORPORATION

Power Efficiency Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "State"), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation (the "Board") adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and the stockholders of the Corporation approved the following amendment to the Certificate of Incorporation at a duly held meeting:

RESOLVED, that the Certificate of Incorporation be amended to increase the authorized capital of the Corporation by changing Section 4.1 of the Fourth Article thereof so that, as amended, Section 4.1 shall be and read as follows:

4.1 Authorized Stock.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 360,000,000 shares, which are to be divided into two classes as follows:

350,000,000 shares of Common Stock, par value $.001 per share; and

10,000,000 shares of Preferred Stock, par value $.001 per share.

SECOND: That thereafter, pursuant to resolution of its Board, stockholders of the Corporation representing the number of votes required to adopt the amendment consented to the adoption of the amendment in writing pursuant to Section 228 of the General Corporation Law of the State.

THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State.

IN WITNESS WHEREOF, Power Efficiency Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed this 25th day of May, 2010.

By /s/ BJ Lackland

John ("BJ") Lackland, Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:33 PM 06/21/2010
FILED 05:32 PM 06/21/2010
SRV 100676293 - 2445110 FILE

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES D CONVERTIBLE PREFERRED STOCK OF

POWER EFFICIENCY CORPORATION

Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned, Steven Z. Strasser, the duly elected and acting Chief Executive Officer of Power Efficiency Corporation, a Delaware corporation (the "**Company**"), hereby certifies that the Board of Directors of the Company (the "**Board**") duly approved the following Certificate of Designation of Series D Convertible Preferred Stock of the Company on June 10, 2010, and that the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.001 per share, of the Company (the "**Preferred Stock**"). The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series D Convertible Preferred Stock are as described in the following resolution, duly adopted by the Board of Directors of the Company.

WHEREAS, the Certificate of Incorporation of the Company authorizes a class (or classes) of up to ten million (10,000,000) shares of Preferred Stock, and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock;

WHEREAS, it is the desire of the Board of Directors to fix and determine the rights, preferences, privileges, restrictions and other matters relating to Three Hundred Seventy Five Thousand (375,000) shares of Series D Convertible Preferred Stock of the Company ("**Series D Stock**").

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series D Stock:

A. Authorized Number. Three Hundred Seventy Five Thousand (375,000) of the authorized shares of Preferred Stock are hereby designated "Series D Convertible Preferred Stock" ("**Series D Stock**"), having a "**Stated Value**" of Sixteen Dollars and No Cents ($16.00) per share.

B. Designation. The rights, preferences, privileges, restrictions and other matters relating to Series D Stock are as follows:

1. Dividend Rights. Holders of Series D Stock shall be entitled to receive, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value) of 8% of the Stated Value per annum, payable annually beginning on the one year anniversary of the date of the filing of this certificate of designation and on each Conversion Date (as defined below), but only with respect to Preferred Stock being converted (each such date, a "**Dividend Payment Date**") (if any Dividend Payment Date is not a trading day, the applicable payment shall be due on the next succeeding trading day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, or a combination thereof (the amount to be paid in shares of Common Stock, the "**Dividend Share Amount**"). The form of dividend payments shall be determined by the Company, in its sole discretion, with the value of each share of Common Stock payable as a dividend based on the VWAP (as defined below) of the Common Stock on the 15 trading days immediately prior to the Dividend Payment Date. Dividends on the Series D Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, shall accrue daily commencing on the date such Series D Stock is issued, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of theCompany legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Company pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the holders of Series D Stock based upon the number of shares of Series D Stock held by each holder on such Dividend Payment Date.

For the purposes of this section, "VWAP" shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the common stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the common stock are then reported in the "Pink Sheets" published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the purchasers of a majority in interest of the shares of Series D Stock then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

2. Voting Rights. Except as otherwise required by law, the Series D Stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any duly called annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of shares of Common Stock upon the following basis: each holder of shares of Series D Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series D Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the Company shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding shares of Series D Stock, voting as a separate class:

(a) issue or create any series or class of equity securities with rights superior to the Series D Stock or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Series D Stock so as to make the rights or preferences of such series or class senior to the Series D Stock; or

(b) amend, alter, or repeal the preferences, special rights, or other powers of the Series D Stock so as to adversely affect the holders of the Series D Stock.

3. Liquidation Rights.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock of the Company, the holders of Series D Stock shall be entitled to be paid out of the assets of the Company, *pari passu* with any of the Company's outstanding shares of Series B and Series C-1 Preferred Stock and any other series of Preferred Stock, an amount per share of Series D Stock equal to the Stated Value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series D Stock for each share of Series D Stock held by them.

(b) After the payment of the full liquidation preference of the Series D Stock as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of any preferred stock junior to the Series D Stock, if any, and then to the holders of Common Stock in an amount equal to the amount that would have been distributed to the holders of Series D Stock pursuant to Section 3(a) hereof had the holders of Series D Stock converted all Series D Stock into Common Stock prior to the distribution date and then to the holders of Common Stock and Series D Stock on an as converted basis.

(c) The following events shall be considered "liquidation" for purposes of this Section 3:

(i) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "**Acquisition**"); or

(ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "**Asset Transfer**").

(d) If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series D Stock of the liquidation preferences set forth in Section 3(a), then such assets shall be distributed among the holders of Series D Stock and any holders of any other preferred stock equal to the Series D Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

4. Redemption. There shall be no obligation on the part of the Company to redeem any shares of Series D Stock nor on the part of any holder thereof to submit any such shares for redemption.

5. Conversion Rights; Adjustments.

The holders of Series D Stock shall have the following rights with respect to the conversion of Series D Stock into shares of Common Stock (the "**Conversion Rights**"):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, each share of Series D Stock may, at the sole option of the holder, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series D Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series D Stock Conversion Rate (as defined below) then in effect by the number of shares of Series D Stock being converted.

(b) Mandatory Conversion. In the event the average closing price of the Common Stock for any ten day period equals or exceeds $0.50 per share and the average daily trading volume of the Common Stock during such period equals or exceeds 50,000 shares, each share of Series D Stock shall automatically be converted into shares of Common Stock, based on the then effective Series D Stock Conversion Price (as defined below), on the trading day immediately following such ten day period. Upon such automatic conversion, any accrued but unpaid dividends shall be paid in accordance with the provisions of Section 1 hereof. Upon such automatic conversion, the outstanding shares of Series D Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such

shares are surrendered to the Company or its transfer agent; *provided, however*, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series D Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(c) **Conversion Rate.** The conversion rate in effect at any time for conversion of the Series D Stock (the "**Series D Stock Conversion Rate**") shall be the quotient obtained by dividing the Stated Value by the Series D Stock Conversion Price (as defined below).

(d) **Conversion Price.** The conversion price for Series D Stock (the "**Series D Stock Conversion Price**") shall initially be No Dollars and Sixteen Cents ($0.16) per share. Such Series D Stock Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to Series D Stock Conversion Price herein shall mean the Series D Stock Conversion Price as so adjusted.

(e) **Fractional Shares.** No fractional shares of Common Stock shall be issued upon conversion of Series D Stock. In lieu thereof, any fractional shares to which any holder of Series D Stock is entitled shall be rounded up to the nearest whole share.

(f) **Reservation of Stock Issuable Upon Conversion.** The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Stock, the Company will take such prompt corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose and the Series D Stock shall not be convertible until such time as there are a sufficient number of shares of Common Stock reserved for conversion of all shares of Series D Stock outstanding.

(g) **Notices.** Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(h) **Mechanics of Conversion.** Each holder of Series D Stock who converts the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series D Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series D Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), as determined by the Board in its sole discretion, any accrued but unpaid dividends on the shares of Series D Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series D Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date (the "**Conversion Date**").

(i) **Adjustment for Stock Splits and Combinations.** If the Company shall at any time or from time to time after the date that the first share of Series D Stock is issued (the "**Series D Original Issue Date**") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series D Stock, the Series D Stock Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series D Stock, the Series D Stock Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(j) **Adjustment for Common Stock Dividends and Distributions.** If the Company at any time or from time to time after the Series D Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series D Stock Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series D Stock Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; *provided, however*, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Stock Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Stock Conversion Price

shall be adjusted pursuant to this Section 5(j) to reflect the actual payment of such dividend or distribution.

(k) **Adjustments for Other Dividends and Distributions.** If the Company at any time or from time to time after the Series D Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series D Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series D Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of Series D Stock or with respect to such other securities by their terms.

(l) **Adjustment for Reclassification, Exchange and Substitution.** If at any time or from time to time after the Series D Original Issue Date, Common Stock issuable upon the conversion of Series D Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series D Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series D Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(m) **Reorganizations, Mergers, Consolidations or Sales of Assets.** If at any time or from time to time after the Series D Original Issue Date, there is a capital reorganization of Common Stock (other than an Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of Series D Stock shall thereafter be entitled to receive upon conversion of Series D Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series D Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series D Stock Conversion Price then in effect and

the number of shares issuable upon conversion of the Series D Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(n) **Certificate of Adjustment.** In each case of an adjustment or readjustment of the Series D Stock Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of Series D Stock, if Series D Stock is then convertible pursuant to this Section 5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series D Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series D Stock Conversion Price at the time in effect, (3) the number of additional shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series D Stock.

(o) **Notices of Record Date.** Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series D Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. The failure to give such notice as provided for herein shall not invalidate the action taken.

6. **No Reissuance of Series D Stock.** No share or shares of Series D Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

7. **No Preemptive Rights.** No stockholders of the Company, including, without limitation, the holders of Series D Stock, shall have preemptive rights.

8. **Amendment.** The Company shall not, without first obtaining the approval of the holders of not less than 75% of the voting power of the then outstanding Series D Stock amend this Certificate so as to materially and adversely alter or change the powers, rights, preferences or privileges of the Series D Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series D Convertible Preferred Stock to be duly executed by its Chief Executive Officer and attested to by its Secretary on this 17th day of June, 2010.

By: /s/ John (BJ) Lackland
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:09 AM 01/18/2012
FILED 09:05 AM 01/18/2012
SRV 120056069 - 2445110 FILE

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES E CONVERTIBLE PREFERRED STOCK OF

POWER EFFICIENCY CORPORATION

Acting pursuant to Sections 151(a) and (g) of the Delaware General Corporation Law, the undersigned, Brian Chan, the duly elected and acting Secretary of Power Efficiency Corporation, a Delaware corporation (the "**Company**"), hereby certifies that the Board of Directors of the Company (the "**Board**") duly approved the following Certificate of Designation of Series E Convertible Preferred Stock of the Company on January 11, 2012, and that the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), expressly authorizes the Board to so designate and issue one or more series of preferred stock, par value $.001 per share, of the Company (the "**Preferred Stock**"). The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Series E Convertible Preferred Stock are as described in the following resolution, duly adopted by the Board of Directors of the Company.

WHEREAS, the Certificate of Incorporation of the Company authorizes a class (or classes) of up to ten million (10,000,000) shares of Preferred Stock, and provides that such Preferred Stock may be issued from time to time in one or more series and vests authority in the Board of Directors to fix or alter the rights, preferences, privileges, restrictions and other matters granted to or imposed upon any wholly unissued series of the Preferred Stock;

WHEREAS, it is the desire of the Board of Directors to fix and determine the rights, preferences, privileges, restrictions and other matters relating to **One Thousand (1,000)** shares of Series E Convertible Preferred Stock of the Company.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby fix and determine the rights, preferences, privileges, restrictions and other matters relating to the Series E Stock:

A. Authorized Number. One Thousand (1,000) of the authorized shares of Preferred Stock are hereby designated "Series E Convertible Preferred Stock" ("**Series E Stock**"), having a "**Stated Value**" of Ten Thousand Dollars and No Cents ($10,000.00) per share.

B. Designation. The rights, preferences, privileges, restrictions and other matters relating to Series E Stock are as follows:

1. **Voting Rights.** Except as otherwise required by law, the Series E Stock shall vote with the shares of Common Stock on an as converted basis from time to time, and not as a separate class, at any duly called annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as holders of shares of Common Stock upon the following basis: each holder of shares of Series E Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series E Stock are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent. In addition, the Company shall not, without the prior approval of the holders of at least a majority of the then issued and outstanding shares of Series E Stock, voting as a separate class:

(a) issue or create any series or class of equity securities with rights superior to the Series E Stock or increase the rights or preferences of any series or class of equity securities having rights or preferences that are junior to the Series E Stock so as to make the rights or preferences of such series or class senior to the Series E Stock; or

(b) amend, alter, or repeal the preferences, special rights, or other powers of the Series E Stock so as to adversely affect the holders of the Series E Stock.

2. **Liquidation Rights.**

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock of the Company, the holders of Series E Stock shall be entitled to be paid out of the assets of the Company, *pari passu* with any of the Company's outstanding shares of Series B, Series C-1, and Series D Preferred Stock and any other series of Preferred Stock, an amount per share of Series E Stock equal to the Stated Value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series E Stock for each share of Series E Stock held by them.

(b) After the payment of the full liquidation preference of the Series E Stock as set forth in Section 2(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of any preferred stock junior to the Series E Stock, if any, and then to the holders of Common Stock in an amount equal to the amount that would have been distributed to the holders of Series E Stock pursuant to Section 2(a) hereof had the holders of Series E Stock converted all Series E Stock into Common Stock prior to the distribution date and then to the holders of Common Stock and Series E Stock on an as converted basis.

(c) The following events shall be considered "liquidation" for purposes of this Section 2:

(i) any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Company's voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "**Acquisition**"); or

(ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "**Asset Transfer**").

(d) If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series E Stock of the liquidation preferences set forth in Section 2(a), then such assets shall be distributed among the holders of Series E Stock and any holders of any other Preferred Stock equal to the Series E Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

3. Redemption. There shall be no obligation on the part of the Company to redeem any shares of Series E Stock nor on the part of any holder thereof to submit any such shares for redemption.

4. Conversion Rights; Adjustments.

The holders of Series E Stock shall have the following rights with respect to the conversion of Series E Stock into shares of Common Stock (the "**Conversion Rights**"):

(a) Mandatory Conversion. At such time as the Company has a sufficient number of authorized shares of common stock of the Company, (the "**Common Stock**") to fully convert all the outstanding shares of the Series E Stock, the Series E Stock shall automatically convert into such Common Stock (the "**Automatic Conversion**"). Upon such Automatic Conversion, the outstanding shares of Series E Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; *provided, however*, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series E Stock are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

(b) Conversion Rate. Each share of Series E Stock shall be converted into **One Million (1,000,000)** shares of Common Stock (the "**Series E Stock Conversion Rate**").

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series E Stock. In lieu thereof, any fractional shares to which any holder of Series E Stock is entitled shall be rounded up to the nearest whole share.

(d) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(e) Mechanics of Conversion. Upon Automatic Conversion, each holder shall promptly surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for Series E Stock. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The Automatic Conversion shall be deemed to be made on the date that the Company has sufficient authorized shares of Common Stock to fully convert the outstanding Series E Stock.

(f) Adjustment for Stock Splits, Stock Dividends, Distributions, and Combinations. If the Company shall at any time or from time to time after the date that the first share of Series E Stock is issued (the "**Series E Original Issue Date**") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of Series E Stock, the Series E Stock Conversion Rate in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Series E Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of Series E Stock, the Series E Stock Conversion Rate in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(f) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Series E Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled

to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of Series E Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series E Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of Series E Stock or with respect to such other securities by their terms.

(h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Series E Original Issue Date, Common Stock issuable upon the conversion of Series E Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Asset Transfer as defined in Section 2(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series E Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series E Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(i) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Series E Original Issue Date, there is a capital reorganization of Common Stock (other than an Asset Transfer as defined in Section 2(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of Series E Stock shall thereafter be entitled to receive upon conversion of Series E Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series E Stock after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series E Stock Conversion Rate then in effect and the number of shares issuable upon conversion of the Series E Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series E Stock Conversion Rate for the number of shares of Common Stock or other securities issuable upon conversion of Series E Stock, if Series E Stock is then convertible pursuant to this Section 4, the Company, at its expense, shall

compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series E Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series E Stock Conversion Rate at the time in effect, (3) the number of additional shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series E Stock.

(k) **Notices of Record Date.** Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 2(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series E Stock at least ten (10) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up. The failure to give such notice as provided for herein shall not invalidate the action taken.

5. **No Reissuance of Series E Stock.** No share or shares of Series E Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

6. **No Preemptive Rights.** No stockholders of the Company, including, without limitation, the holders of Series E Stock, shall have preemptive rights.

7. **Amendment.** The Company shall not, without first obtaining the approval of the holders of not less than 75% of the voting power of the then outstanding Series E Stock amend this Certificate so as to materially and adversely alter or change the powers, rights, preferences or privileges of the Series E Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series E Convertible Preferred Stock to be duly executed by its Chief Executive Officer and attested to by its Secretary on this 18th day of January, 2012.

By: /s/ Brian Chan
Brian Chan
Secretary